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                                CUSTODY AGREEMENT

                              DATED JANUARY 1, 1995

                                     BETWEEN

                                 UMB BANK, N.A.

                                       AND

                           SECURITY MANAGEMENT COMPANY

                                 FAMILY OF FUNDS

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE

 1.  APPOINTMENT OF CUSTODIAN                                                 1

 2.  DEFINITIONS                                                              1
     (a)  Securities                                                          1
     (b)  Assets                                                              1
     (c)  Instructions and Special Instructions                               1

 3.  DELIVERY OF CORPORATE DOCUMENTS                                          2

 4.  POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN                 3
     (a)  Safekeeping                                                         3
     (b)  Manner of Holding Securities                                        4
     (c)  Free Delivery of Assets                                             6
     (d)  Exchange of Securities                                              6
     (e)  Purchases of Assets                                                 6
     (f)  Sales of Assets                                                     7
     (g)  Options                                                             8
     (h)  Futures Contracts                                                   8
     (i)  Segregated Accounts                                                 9
     (j)  Depository Receipts                                                 9
     (k)  Corporate Actions, Put Bonds, Called Bonds, Etc.                   10
     (l)  Interest Bearing Deposits                                          10
     (m)  Foreign Exchange Transactions Other than as Principal              11
     (n)  Pledges or Loans of Securities                                     11
     (o)  Stock Dividends, Rights, Etc.                                      12
     (p)  Routine Dealings                                                   12
     (q)  Collections                                                        12
     (r)  Bank Accounts                                                      13
     (s)  Dividends, Distributions and Redemptions                           13
     (t)  Proceeds from Shares Sold                                          13
     (u)  Proxies and Notices; Compliance with the Shareholders
          Communication Act of 1985                                          14
     (v)  Books and Records                                                  14
     (w)  Opinion of Fund's Independent Certified Public Accountants         14
     (x)  Reports by Independent Certified Public Accountants                14
     (y)  Bills and Other Disbursements                                      15

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 5.  SUBCUSTODIANS                                                           15
     (a)  Domestic Subcustodians                                             15
     (b)  Foreign Subcustodians                                              15
     (c)  Interim Subcustodians                                              16
     (d)  Special Subcustodians                                              17
     (e)  Termination of a Subcustodian                                      17
     (f)  Certification Regarding Foreign Subcustodians                      17

 6.  STANDARD OF CARE                                                        17
     (a)  General Standard of Care                                           17
     (b)  Actions Prohibited by Applicable Law, Events Beyond Custodian's
          Control, Armed Conflict, Sovereign Risk, Etc.                      18
     (c)  Liability for Past Records                                         18
     (d)  Advice of Counsel                                                  18
     (e)  Advice of the Fund and Others                                      19
     (f)  Instructions Appearing to be Genuine                               19
     (g)  Exceptions from Liability                                          19

 7.  LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS                        20
     (a)  Domestic Subcustodians                                             20
     (b)  Liability for Acts and Omissions of Foreign Subcustodians          20
     (c)  Securities Systems, Interim Subcustodians, Special
          Subcustodians, Securities Depositories and Clearing Agencies       20
     (d)  Defaults or Insolvencies of Brokers, Banks, Etc.                   20
     (e)  Reimbursement of Expenses                                          20

 8.  INDEMNIFICATION                                                         21
     (a)  Indemnification by Fund                                            21
     (b)  Indemnification by Custodian                                       21

 9.  ADVANCES                                                                21

10.  LIENS                                                                   22

11.  COMPENSATION                                                            22

12.  POWERS OF ATTORNEY                                                      22

13.  TERMINATION AND ASSIGNMENT                                              23

14.  ADDITIONAL FUNDS                                                        23

15.  NOTICES                                                                 23

16.  MISCELLANEOUS                                                           24

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                                CUSTODY AGREEMENT


This agreement made as of this 1st day of January, 1995, between UMB Bank, n.a., a national banking association with its principal place of business located at Kansas City, Missouri (hereinafter "Custodian"), and each of the Funds which have executed the signature page hereof together with such additional Funds which shall be made parties to this Agreement by the execution of a separate signature page hereto (individually, a "Fund" and collectively, the "Funds").

WITNESSETH:

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, each Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by such Fund which Assets are to be held in such accounts as such Fund may establish from time to time; and

WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

 1.  APPOINTMENT OF CUSTODIAN.

     Each Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to each such Fund which have been or may be from time to time deposited with the Custodian. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.

 2.  DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings so indicated:

     (a) "Security" or "Securities" shall mean stocks, bonds, bills, rights, script, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

     (b) "Assets" shall mean Securities, monies and other property held by the Custodian for the benefit of a Fund.

     (c)(1) "Instructions", as used herein, shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission)
             request,   direction,   instruction  or

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             certification  signed or  initialed by or on behalf of a Fund by an
             Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) on behalf of a Fund. Instructions in
             the  form  of  oral  communications   shall  be  confirmed  by  the
             appropriate Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian's receipt of such confirmation. Each Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.

     (c)(2) "Special Instructions", as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of a Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be included on the same instrument containing the Instructions or on a separate instrument relating thereto.

     (c)(3) Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and each Fund.

     (c)(4) Where appropriate, Instructions and Special Instructions shall be continuing instructions.

 3.  DELIVERY OF CORPORATE DOCUMENTS.

     Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

     Each Fund has furnished the Custodian with copies, properly certified or authenticated, with all amendments or supplements thereto, of the following documents:

     (a) Certificate of Incorporation (or equivalent document) of the Fund as in effect on the date hereof;

     (b)     By-Laws of the Fund as in effect on the date hereof;

     (c) Resolutions of the Board of Directors of the Fund appointing the Custodian and approving the form of this Agreement; and

     (d)     The  Fund's   current   prospectus  and  statements  of  additional
             information.

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     Each Fund shall promptly  furnish the Custodian with copies of any updates, amendments or supplements to the foregoing documents.

     In addition, each Fund has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of each such Fund who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of each Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of each Fund (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the
     Custodian of a similar Resolution or certificate to the contrary. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions. Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so.
     Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from a Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of such Fund to withdraw any of the Assets of such Fund upon the mere receipt of such authorization, Special Instructions or Instructions from such director, trustee, officer, employee or agent.

 4.  POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

     Except for Assets held by any Subcustodian appointed pursuant to Sections 5(b), (c), or (d) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4. For purposes of this Section 4 all references to powers and duties of the "Custodian" shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

     (a)     SAFEKEEPING.

             The Custodian will keep safely the Assets of each Fund which are delivered to it from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian.

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     (b)     MANNER OF HOLDING SECURITIES.

             (1) The Custodian shall at all times hold Securities of each Fund either: (i) by physical possession of the share certificates or other instruments representing such Securities in registered or bearer form; or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.

             (2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the appropriate Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions such Fund and Custodian, respectively, shall be fully responsible. Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee. All such
                  Securities shall be held in an account of the Custodian containing only assets of the appropriate Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

             (3) The Custodian may deposit and/or maintain domestic Securities owned by a Fund in, and each Fund hereby approves use of: (a) The Depository Trust Company; (b) The Participants Trust Company; and (c) any book-entry system as provided in (i) Subpart 0 of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115. Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by a Fund in any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies) which acts as a Securities depository. Each of the foregoing shall be referred to in this Agreement as a "Securities System", and all such Securities Systems shall be listed on the attached Appendix A. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

                    (i) The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

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                   (ii)  The  Custodian   shall  deposit  and/or   maintain  the
                         Securities in a Securities System, provided that such Securities are represented in an account ("Account") of the Custodian in the Securities System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

                  (iii) The books and records of the Custodian shall at all times identify those Securities belonging to any one or more Funds which are maintained in a Securities System.

                   (iv) The Custodian shall pay for Securities purchased for the account of a Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and
                         (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. The Custodian shall transfer Securities sold for the account of a Fund only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund. Copies of all advices from the Securities System relating to transfers of Securities for the account of a Fund shall be maintained for such Fund by the Custodian. The Custodian shall deliver to a Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of such Fund. Such transaction reports shall be delivered to such Fund or any agent designated by such Fund pursuant to Instructions, by computer or in such other manner as such Fund and Custodian may agree.

                    (v) The Custodian shall, if requested by a Fund pursuant to Instructions, provide such Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

                   (vi) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of a Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of such Fund maintained with such Securities System.

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     (c)     FREE DELIVERY OF ASSETS.

             Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with a Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

     (d)     EXCHANGE OF SECURITIES.

             Upon receipt of Instructions, the Custodian will exchange portfolio Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, or conversion of convertible Securities, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

             Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

     (e)     PURCHASE OF ASSETS.

             (1) SECURITIES PURCHASES. In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for a Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio Securities so purchased. Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon receipt of Securities by the Custodian, a clearing corporation of a national Securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, upon receipt of Instructions:
                  (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities
                  System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of Interest Bearing Deposits, currency deposits, and

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                  other  deposits,   foreign  exchange   transactions,   futures
                  contracts or options, pursuant to Sections 4(g), 4(h), 4(1), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) in the case of Securities as to which payment for the Security and receipt of the instrument evidencing the Security are under
                  generally   accepted  trade  practice  or  the  terms  of  the
                  instrument representing the Security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar Securities, the Custodian may make payment for such Securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such Security.

             (2) OTHER ASSETS PURCHASED. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of a Fund as provided in Instructions.

     (f)     SALES OF ASSETS.

             (1) SECURITIES SOLD. In accordance with Instructions, the Custodian will, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale. Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national Securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

             (2) OTHER ASSETS SOLD. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of a Fund as provided in Instructions.

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     (g)     OPTIONS.

             (1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall:
                  (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by a Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

             (2) Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the appropriate Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and such Fund's Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The appropriate Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

     (h)     FUTURES CONTRACTS.

             Upon receipt of Instructions, the Custodian shall enter into a futures margin procedural agreement among the appropriate Fund, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by such Fund; (b) deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation

             "margin" deposits intended to secure such Fund's performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by such Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release Assets from and/or transfer Assets into such margin accounts only in accordance with any such Procedural Agreements. The appropriate Fund and such futures commission merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

     (i)     SEGREGATED ACCOUNTS.

             Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred Assets of such Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4(g), 4(h) and 4(n) and (ii) for the purpose of compliance by such Fund with the procedures required by the SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in (ii) above.

     (j)     DEPOSITORY RECEIPTS.

             Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered Securities to the depositary used for such Securities by an issuer of American Depositary Receipts or
             International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

             Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

     (k)     CORPORATE ACTIONS, PUT BONDS, CALLED BONDS, ETC.

             Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

             Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall notify the appropriate Fund of such action in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing.

             The Fund agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by any optional offer or on the last permissible date for the performance of such act, the Fund shall hold the Bank harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions.

     (l)     INTEREST BEARING DEPOSITS.

             Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of a Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of such Fund with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as "Banking Institutions"), and in such amounts as such Fund may direct pursuant to Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as such Fund may determine and direct pursuant to Instructions. The responsibilities of the Custodian to a Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those issued by the Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.

     (m)     FOREIGN EXCHANGE TRANSACTIONS OTHER THAN AS PRINCIPAL.

             (1) Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or Banking Institutions as such Fund may determine and direct pursuant to Instructions. Each Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange. The Custodian shall have no responsibility with respect to the selection of the currency brokers or Banking Institutions with which a Fund deals or, so long as the Custodian acts in accordance with Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

             (2) Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

     (n)     PLEDGES OR LOANS OF SECURITIES.

             (1) Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with various lenders including but not limited to UMB Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan. In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

             (2) Upon receipt of Special Instructions, and execution of a separate Securities Lending Agreement, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may, except as otherwise provided below, deliver such Securities prior to the receipt of collateral, if any, for such borrowing, provided that, in case of loans of Securities held by a Securities System that are secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the Securities of the appropriate Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities prior to the receipt of collateral. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

     (o)     STOCK DIVIDENDS, RIGHTS, ETC.

             The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

     (p)     ROUTINE DEALINGS.

             The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of each Fund except as may be otherwise provided in this Agreement or directed from time to time by Instructions from any particular Fund. The Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the appropriate Fund.

     (q)     COLLECTIONS.

             The Custodian shall (a) collect amounts due and payable to each Fund with respect to portfolio Securities and other Assets; (b) promptly credit to the account of each Fund all income and other payments relating to portfolio Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and any particular Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to portfolio Securities registered in so-called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to any such Fund. The Custodian shall notify a Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing if any amount payable with respect to portfolio Securities or other Assets is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio Securities or other Assets that are in default.

     (r)     BANK ACCOUNTS.

             Upon Instructions, the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof, for the account of one or more Funds, and shall be subject only to draft or order of the Custodian. The responsibilities of the Custodian to any one or more such Funds for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

     (s)     DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS.

             To enable each Fund to pay dividends or other distributions to shareholders of each such Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund (collectively, the "Shares"), the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by each such Fund in such Instructions. In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by each such Fund in such Special Instructions.

     (t)     PROCEEDS FROM SHARES SOLD.

             The Custodian shall receive funds representing cash payments received for shares issued or sold from time to time by each Fund, and shall credit such funds to the account of the appropriate Fund. The Custodian shall notify the appropriate Fund of Custodian's receipt of cash in payment for shares issued by such Fund by facsimile transmission or in such other manner as such Fund and the Custodian shall agree. Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and such Fund; and (b) make federal funds available to a Fund as of specified times agreed upon from time to time by such Fund and the Custodian, in the amount of checks received in payment for shares which are deposited to the accounts of such Fund.

     (u) PROXIES AND NOTICES; COMPLIANCE WITH THE SHAREHOLDERS COMMUNICATION ACT OF 1985.

             The Custodian shall deliver or cause to be delivered to the appropriate Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by such Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

             The Custodian will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and any such Fund unless a particular Fund directs the Custodian otherwise in writing.

     (v)     BOOKS AND RECORDS.

             The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a-1 under the Investment Company Act of 1940 ("the 1940 Act") and to preserve them for the periods prescribed in Rule 31a-2 under the 1940 Act. These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the appropriate Fund during normal business hours of the Custodian.

             The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by each Fund and the Custodian.

     (w)     OPINION OF FUND'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

             The Custodian shall take all reasonable action as each Fund may request to obtain from year to year favorable opinions from each such Fund's independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of each such Fund's periodic reports to the SEC and with respect to any other requirements of the SEC.

     (x)     REPORTS BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

             At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

     (y)     BILLS AND OTHER DISBURSEMENTS.

             Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.

 5.  SUBCUSTODIANS.

     From time to time, in accordance with the relevant provisions of this Agreement, the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, or Interim Subcustodians (as each are hereinafter defined) to act on behalf of any one or more Funds. A Domestic Subcustodian, in accordance with the provisions of this Agreement, may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim Subcustodian to act on behalf of any one or more Funds. For purposes of this Agreement, all Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim Subcustodians shall be referred to collectively as "Subcustodians".

     (a)     DOMESTIC SUBCUSTODIANS.

             The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of such Fund(s) and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"). Each Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian's appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund(s). Each such duly approved Domestic Subcustodian shall be listed on Appendix A attached hereto, as it may be amended, from time to time.

     (b)     FOREIGN SUBCUSTODIANS.

             The Custodian may at any time appoint, or cause a Domestic Subcustodian to appoint, any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under
             Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of any one or more Funds as a subcustodian or sub-subcustodian (if appointed by a Domestic Subcustodian)
             for purposes of holding Assets of the Fund(s) and performing other functions of the Custodian in countries other than the United States of America (hereinafter referred to as a "Foreign
             Subcustodian" in the context of either a subcustodian or a sub-subcustodian); provided that the Custodian shall have obtained written confirmation from each Fund of the approval of the Board of Directors or other governing body of each such Fund (which approval may be withheld in the sole discretion of such Board of Directors or other governing body or entity) with respect to (i) the identity of any proposed Foreign Subcustodian (including branch designation), (ii) the country or countries in which, and the securities depositories or clearing agencies (hereinafter "Securities Depositories and Clearing Agencies"), if any, through which, the Custodian or any proposed Foreign Subcustodian is authorized to hold Securities and other Assets of each such Fund, and (iii) the form and terms of the subcustodian agreement to be entered into with such proposed Foreign Subcustodian. Each such duly approved Foreign Subcustodian and the countries where and the Securities Depositories and Clearing Agencies through which they may hold Securities and other Assets of the Fund(s) shall be listed on Appendix A attached hereto, as it may be amended, from time to time. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian, or any Domestic Subcustodian, to effect the appropriate arrangements with a proposed Foreign Subcustodian, including obtaining approval as provided in this Section 5(b). In connection with the appointment of any Foreign Subcustodian, the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian agreement with the Foreign Subcustodian in form and substance approved by each such Fund. The Custodian shall not consent to the amendment of, and shall cause any Domestic Subcustodian not to consent to the amendment of, any agreement entered into with a Foreign Subcustodian, which materially affects any Fund's rights under such agreement, except upon prior written approval of such Fund pursuant to Special Instructions.

     (c)     INTERIM SUBCUSTODIANS.

             Notwithstanding the foregoing, in the event that a Fund shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall notify such Fund in writing by facsimile transmission or in such other manner as such Fund and the Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions from such Fund, the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim Subcustodian") designated in such Special Instructions to hold such Security or other Asset.

     (d)     SPECIAL SUBCUSTODIANS.

             Upon receipt of Special Instructions, the Custodian shall on behalf of a Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund as a subcustodian for purposes of:
             (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities, and (iv) effecting any other transactions designated by such Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix A attached hereto, as it may be amended from time to time. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the appropriate Fund in Special Instructions. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

     (e)     TERMINATION OF A SUBCUSTODIAN.

             The Custodian may, at any time in its discretion upon notification to the appropriate Fund(s), terminate any Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

     (f)     CERTIFICATION REGARDING FOREIGN SUBCUSTODIANS.

             Upon request of a Fund, the Custodian shall deliver to such Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the Securities Depositories and Clearing Agencies through which each such Foreign Subcustodian is then holding cash, Securities and other Assets of such Fund; and (iii) such other information as may be requested by such Fund, and as the Custodian shall be reasonably able to obtain, to evidence compliance with rules and regulations under the 1940 Act.

 6.  STANDARD OF CARE.

     (a)     GENERAL STANDARD OF CARE.

             The Custodian shall be liable to a Fund for all losses, damages and reasonable costs and expenses suffered or incurred by such Fund resulting from the gross negligence or willful misfeasance of the Custodian; provided, however, in no event shall the Custodian be liable for special, indirect or consequential damages arising under or in connection with this Agreement.

     (b) ACTIONS PROHIBITED BY APPLICABLE LAW, EVENTS BEYOND CUSTODIAN'S CONTROL, SOVEREIGN RISK, ETC.

             In no event shall the Custodian or any Domestic Subcustodian incur liability hereunder if the Custodian or any Subcustodian or
             Securities System, or any subcustodian, Securities System, Securities Depository or Clearing Agency utilized by the Custodian or any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (ii) any event beyond the control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (iii) any "Sovereign Risk." A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a Fund's Assets; or acts of armed conflict, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's or such other Person's control.

     (c)     LIABILITY FOR PAST RECORDS.

             Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.

     (d)     ADVICE OF COUNSEL.

             The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all matters. The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

     (e)     ADVICE OF THE FUND AND OTHERS.

             The Custodian and any Domestic Subcustodian may rely upon the advice of any Fund and upon statements of such Fund's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

     (f)     INSTRUCTIONS APPEARING TO BE GENUINE.

             The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from any Fund hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions.

     (g)     EXCEPTIONS FROM LIABILITY.

             Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

               (i) the validity of the issue of any Securities purchased by or for any Fund, the legality of the purchase thereof or evidence of ownership required to be received by any such Fund, or the propriety of the decision to purchase or amount paid therefor;

              (ii) the legality of the sale of any Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

             (iii)  any  other   expenditures,   encumbrances   of   Securities,
                    borrowings or similar actions with respect to any Fund's Assets;

             and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of any such Fund's Declaration of Trust, Partnership Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the shareholders, trustees, partners or directors of any such Fund, or any such Fund's currently effective Registration Statement on file with the SEC.

 7.  LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

     (a)     DOMESTIC SUBCUSTODIANS

             The Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

     (b)     LIABILITY FOR ACTS AND OMISSIONS OF FOREIGN SUBCUSTODIANS.

             The Custodian shall be liable to a Fund for any loss or damage to such Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

     (c) SECURITIES SYSTEMS, INTERIM SUBCUSTODIANS, SPECIAL SUBCUSTODIANS, SECURITIES DEPOSITORIES AND CLEARING AGENCIES.

             The Custodian shall not be liable to any Fund for any loss, damage or expense suffered or incurred by such Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the gross negligence or willful misfeasance of the Custodian.

     (d)     DEFAULTS OR INSOLVENCIES OF BROKERS, BANKS, ETC.

             The Custodian shall not be liable for any loss, damage or expense suffered or incurred by any Fund resulting from or occasioned by the actions, omissions, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Securities Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement) unless such loss, damage or expense is caused by, or results from, the gross negligence or willful misfeasance of the Custodian.

     (e)     REIMBURSEMENT OF EXPENSES.

             Each Fund agrees to reimburse the  Custodian for all  out-of-pocket
             expenses   incurred  by  the  Custodian  in  connection  with  this
             Agreement, but excluding salaries and usual overhead expenses.

 8.  INDEMNIFICATION.

     (a)     INDEMNIFICATION BY FUND.

             Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

             If any Fund requires the Custodian to take any action with respect to Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     (b)     INDEMNIFICATION BY CUSTODIAN.

             Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless each Fund from all losses, damages and expenses suffered or incurred by each such Fund caused by the gross negligence or willful misfeasance of the Custodian.

 9.  ADVANCES.

     In the event that, pursuant to Instructions, the Custodian or any Subcustodian, Securities System, or Securities Depository or Clearing Agency acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of any Fund as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of any such Fund, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to any such Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund as to which it is subsequently determined that such Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any

     Advance shall be payable by the Fund on behalf of which the Advance was made on demand by Custodian, unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the Custodian at a rate agreed upon in writing from time to time by the Custodian and such Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and each of the Funds which are parties to this Agreement acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by a Fund. The Custodian shall promptly notify the appropriate Fund of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as such Fund and the Custodian may agree.

10.  LIENS.

     The Bank shall have a lien on the Property in the Custody Account to secure payment of fees and expenses for the services rendered under this Agreement. If the Bank advances cash or securities to the Fund for any purpose or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from its or its nominee's negligent action, negligent failure to act or willful misconduct, any Property at any time held for the Custody Account shall be security therefor and the Fund hereby grants a security interest therein to the Bank. The Fund shall promptly reimburse the Bank for any such advance of cash or securities or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment, but should the Fund fail to so reimburse the Bank, the Bank shall be entitled to dispose of such Property to the extent necessary to obtain reimbursement. The Bank shall be entitled to debit any account of the Fund with the Bank including, without limitation, the Custody Account, in connection with any such advance and any interest on such advance as the Bank deems reasonable.

11.  COMPENSATION.

     Each Fund will pay to the Custodian such compensation as is agreed to in writing by the Custodian and each such Fund from time to time. Such compensation, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 7(e), shall be billed to each such Fund and paid in cash to the Custodian.

12.  POWERS OF ATTORNEY.

     Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

13.  TERMINATION AND ASSIGNMENT.

     Any Fund or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 90 days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, the appropriate Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred. Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to the appropriate Fund or as otherwise designated by such Fund by Special Instructions. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.

     This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other, duly authorized by a resolution by its Board of Directors or Trustees.

14.  ADDITIONAL FUNDS.

     An additional Fund or Funds may become a party to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund or Funds and the Custodian. If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) or if an additional Fund or Funds shall become a party to this Agreement, there shall be delivered to each party an Appendix B or an amended Appendix B, signed by each of the additional Funds (if any) and each of the remaining Funds as well as the Custodian, deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less than all of the Funds shall not affect the obligations of the Custodian and the remaining Funds hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

15.  NOTICES.

     As to each Fund, notices, requests, instructions and other writings delivered to THE SECURITY BENEFIT GROUP OF COMPANIES, 700 HARRISON, TOPEKA, KS 66636-0001, postage prepaid, or to such other address as any particular Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to a Fund.

     Notices, requests, instructions and other writings delivered to the Securities Administration Department of the Custodian at its office at 928 Grand Avenue, Kansas City, Missouri, or mailed postage prepaid, to the Custodian's Securities Administration Department, Post Office Box 226, Kansas City, Missouri 64141, or to such other addresses as the Custodian may have designated to each Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof..

16.  MISCELLANEOUS.

     (a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

     (b) All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

     (c) No provisions of this Agreement may be amended, modified or waived, in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities Depositories and Clearing Agencies
             are  approved  or  terminated   according  to  the  terms  of  this
             Agreement.

     (d) The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (e) This Agreement shall be effective as of the date of execution hereof.

     (f) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     (g) The following terms are defined terms within the meaning of this Agreement, and the definitions thereof are found in the following sections of the Agreement:

                                 TERM                           SECTION

             Account                                            4(b)(3)(ii)
             ADR'S                                              4(j)
             Advance                                            9
             Assets                                             2
             Authorized Person                                  3
             Banking Institution                                4(l)
             Domestic Subcustodian                              5(a)
             Foreign Subcustodian                               5(b)
             Instruction                                        2
             Interim Subcustodian                               5(c)
             Interest Bearing Deposit                           4(l)
             Liability                                          10
             OCC                                                4(g)(2)
             Person                                             6(b)
             Procedural Agreement                               4(h)
             SEC                                                4(b)(3)
             Securities                                         2
             Securities Depositories and Clearing Agencies      5(b)
             Securities System                                  4(b)(3)
             Shares                                             4(s)
             Sovereign Risk                                     6(b)
             Special Instruction                                2
             Special Subcustodian                               5(c)
             Subcustodian                                       5
             1940 Act                                           4(v)

     (h) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (i) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.

IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their respective duly authorized officers.

ATTEST:                                         Security Ultra Fund

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         Security Equity Fund
                                                Equity Series

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         Security Growth and Income Fund

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         Security Income Fund
                                                Corporate Bond Series

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         Security Income Series
                                                Limited Maturity Bond Series

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President

ATTEST:                                         Security Income Fund
                                                U. S. Government Series

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         Security Tax-Exempt Fund

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         Security Cash Fund

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         SBL Fund
                                                Series A, B, C, E, S and J

AMY J. LEE                                      By:  JOHN D. CLELAND
                                                Title:  President


ATTEST:                                         UMB BANK, N.A.

R. WILLIAM BLOOM                                By:  DAVID SWAN
                                                Title:  Senior Vice President
                                                Date:  1/11/95

                                   APPENDIX A

                                CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

        United Missouri Trust Company of New York

SECURITIES SYSTEMS:

        Federal Book Entry

        Depository Trust Company

        Participant's Trust Company

SPECIAL SUBCUSTODIANS:

        Bank of New York

                        SECURITIES DEPOSITORIES
COUNTRIES                FOREIGN SUBCUSTODIANS                CLEARING AGENCIES
                                                                  Euroclear


                                                   Security Income Fund
Security Ultra Fund                                Limited Maturity Bond Series

By:  JOHN D. CLELAND                               By:  JOHN D. CLELAND
Title:  President                                  Title:  President


Security Equity Fund                               Security Income Fund
Equity Series                                      U. S. Government Series

By:  JOHN D. CLELAND                               By:  JOHN D. CLELAND
Title:  President                                  Title:  President


Security Growth and Income Fund                    SBL Fund

By:  JOHN D. CLELAND                               By:  JOHN D. CLELAND
Title:  President                                  Title:  President


Security Income Fund
Corporate Bond Series                              UMB BANK, N.A.

By:  JOHN D. CLELAND                               By:  DAVID SWAN
Title:  President                                  Title:  Senior Vice President
                                                   Date:  1/11/95

                         AMENDMENT TO CUSTODY AGREEMENT


The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated January 1, 1995, with UMB Bank, n.a. ("Custodian"), and agree to be bound by all the terms and conditions contained in said Agreement:

List of Funds

Security Income Fund, High Yield Series
SBL Fund, Series P


ATTEST:                                 Security Income Fund
                                        High Yield Series

AMY J. LEE
-----------------------------------     By:  JOHN D. CLELAND
                                             -----------------------------------
                                        Title:  President


ATTEST:                                 SBL Fund
                                        Series P

AMY J. LEE
-----------------------------------     By:  JOHN D. CLELAND
                                             -----------------------------------
                                        Title:  President


ATTEST:                                 UMB BANK, N.A.

R.WM. BLOOM                             By:  DAVID SWAN
-----------------------------------          -----------------------------------
                                        Title:  Senior Vice President
                                        Date:   April 29, 1996

                             AMENDMENT TO APPENDIX A

                                CUSTODY AGREEMENT


DOMESTIC SUBCUSTODIANS:

        United Missouri Trust Company of New York

SECURITIES SYSTEMS:

        Federal Book Entry

        Depository Trust Company

        Participant's Trust Company

SPECIAL SUBCUSTODIANS:

        Bank of New York

                        SECURITIES DEPOSITORIES
COUNTRIES                FOREIGN SUBCUSTODIANS                CLEARING AGENCIES
                                                                  Euroclear


Security Income Fund
High Yield Series

By:  JAMES R. SCHMANK
     -----------------------------------
Title:  Vice President & Treasurer


SBL Fund
Series B
Series E
Series P

By:  JAMES R. SCHMANK
     -----------------------------------
Title:  Vice President & Treasurer


UMB BANK, N.A.

By:  RALPH SANTORO
     -----------------------------------
Title:  Vice President
Date:   August 15, 1996

                         AMENDMENT TO CUSTODY AGREEMENT


The following open-end management investment company ("Fund") is hereby made a party to the Custody Agreement dated January 1, 1995, with UMB Bank, n.a. ("Custodian"), and agrees to be bound by all the terms and conditions contained in said Agreement:

Security Equity Fund
Social Awareness Series

ATTEST:                                 Security Equity Fund
                                        Social Awareness Series

CHRIS SWICKARD
-----------------------------------
                                        By:     JAMES R. SCHMANK
                                             -----------------------------------
                                        Title:  Vice President and Treasurer

ATTEST:                                 UMB BANK, N.A.

WILLIAM BLOEMKER                        By:     RALPH SANTORO
-----------------------------------          -----------------------------------
                                        Title:  Vice President
                                        Date:   August 15, 1996

                            UMB Financial Corporation
                              CUSTODY FEE SCHEDULE
                    Security Management Group of Mutual Funds
--------------------------------------------------------------------------------

NET ASSET VALUE CHARGES

     A fee to be computed as of month-end and payable on the last day of each month of the portfolios' fiscal year, at the annual rate of:

     0.275 basis points on the combined net assets of all portfolios, subject to a $100.00 per month minimum per portfolio.

PORTFOLIO TRANSACTION CHARGES

     DTC Book-Entry Transactions*                        $5.00
     PTC Book-Entry Transactions*                        11.50
     Federal Book-Entry Transactions*                     7.50
     Physical Transactions*                              18.00
     Third Party (Bank Book-Entry) Transactions          15.00
     Principal and Interest Paydowns                      3.00
     Options/Futures                                     25.00
     Corporate Actions/Calls/Reorgs                      30.00

 *A TRANSACTION INCLUDES BUYS, SELLS, MATURITIES, AND FREE SECURITY MOVEMENTS.

OUT OF POCKET EXPENSES

     Including, but not limited to, security transfer fees, certificate fees, shipping/courier fees or charges, FDIC insurance premiums, and remote system access charges.

UMB Bank, N.A. agrees that the foregoing fees and charges will be in effect for a period of three years beginning December 1, 1996, unless otherwise agreed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Custody Agreement dated January 1, 1995, this 26th day of November, 1996.

ATTEST:                                    Security Ultra Fund

AMY J. LEE                                 By:  JOHN D. CLELAND
--------------------------------                --------------------------------
                                           Name:  John D. Cleland
                                           Title:  President

ATTEST:                                    Security Equity Fund
                                           Equity Series
                                           Social Awareness Series

AMY J. LEE                                 By:  JOHN D. CLELAND
--------------------------------                --------------------------------
                                           Name:  John D. Cleland
                                           Title:  President

ATTEST:                                    Security Growth and Income Fund

AMY J. LEE                                 By:  JOHN D. CLELAND
--------------------------------                --------------------------------
                                           Name:  John D. Cleland
                                           Title:  President

ATTEST:                                    Security Income Fund
                                           Corporate Bond Series
                                           Limited Maturity Bond Series
                                           U.S. Government Bond Series
                                           High Yield Series

AMY J. LEE                                 By:  JOHN D. CLELAND
--------------------------------                --------------------------------
                                           Name:  John D. Cleland
                                           Title:  President

ATTEST:                                    Security Tax-Exempt Fund

AMY J. LEE                                 By:  JOHN D. CLELAND
--------------------------------                --------------------------------
                                           Name:  John D. Cleland
                                           Title:  President

ATTEST:                                    Security Cash Fund

AMY J. LEE                                 By:  JOHN D. CLELAND
--------------------------------                --------------------------------
                                           Name:  John D. Cleland
                                           Title:  President

ATTEST:                                    SBL Fund

                                           Series A, B, C, E, S, J and P

AMY J. LEE                                 By:  JOHN D. CLELAND
--------------------------------                --------------------------------
                                           Name:  John D. Cleland
                                           Title:  President

ATTEST:                                    UMB Bank, N.A.

R. W. BLOOM                                By:  PATRICIA A. PETERSON
--------------------------------                --------------------------------
                                           Name:  Patricia A. Peterson
                                           Title:  Senior Vice President

                             AMENDMENT TO APPENDIX A

                                CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

         United Missouri Trust Company of New York

SECURITIES SYSTEMS:

         Federal Book Entry

         Depository Trust Company

         Participant's Trust Company

SPECIAL SUBCUSTODIANS:

         Bank of New York

                        SECURITIES DEPOSITORIES
COUNTRIES                FOREIGN SUBCUSTODIANS                 CLEARING AGENCIES

                                                                   Euroclear

Security Equity Fund
Value Series

By:     AMY J. LEE
        --------------------------------
Title:   Secretary


SBL Fund
Series V

By:     AMY J. LEE
        --------------------------------
Title:  Secretary


UMB BANK, N.A.

By:     RALPH SANTORO
        --------------------------------
Title:  Vice President
Date:   April 23, 1997

                         AMENDMENT TO CUSTODY AGREEMENT


The following open-end management investment company ("Fund") is hereby made party to the Custody Agreement dated January 1, 1995, with UMB Bank, n.a. ("Custodian"), and agrees to be bound by all the terms and conditions contained in said Agreement:


Security Equity Fund, Value Series
SBL Fund, Series V

                                          Security Equity Fund
ATTEST:                                   Value Series

CHRIS SWICKARD                            By:  AMY J. LEE
---------------------------------              ---------------------------------
                                          Title:  Secretary


                                          SBL Fund
ATTEST:                                   Series V

CHRIS SWICKARD                            By:  AMY J. LEE
---------------------------------              ---------------------------------
                                          Title:  Secretary


ATTEST:                                   UMB BANK, N.A.

CHRIS SWICKARD                            By:  RALPH SANTORO
---------------------------------              ---------------------------------
                                          Title:  Vice President
                                          Date:  February 14, 1997

                             AMENDMENT TO APPENDIX A

                                CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

         United Missouri Trust Company of New York

SECURITIES SYSTEMS:

         Federal Book Entry
         Depository Trust Company
         Participant's Trust Company

SPECIAL SUBCUSTODIANS:

         Bank of New York

                        SECURITIES DEPOSITORIES
COUNTRIES                FOREIGN SUBCUSTODIANS                 CLEARING AGENCIES

                                                                   Euroclear

Security Equity Fund
Small Company Series

By:
        --------------------------------
Title:
        --------------------------------


SBL Fund
Series X

By:
        --------------------------------
Title:
        --------------------------------


UMB BANK, N.A.

By:
        --------------------------------
Title:
        --------------------------------
Date:
        --------------------------------

                         AMENDMENT TO CUSTODY AGREEMENT

The following open-end management investment company ("Fund") is hereby made party to the Custody Agreement dated January 1, 1995, with UMB Bank, n.a. ("Custodian"), and agrees to be bound by all the terms and conditions contained in said Agreement:

                       Security Equity Fund, Small Company Series
                               SBL Fund, Series X


                                          Security Equity Fund
ATTEST:                                   Small Company Series

                                          By:
---------------------------------              ---------------------------------
                                          Title:


                                          SBL Fund
ATTEST:                                   Series X

                                          By:
---------------------------------              ---------------------------------
                                          Title:


ATTEST:                                   UMB BANK, N.A.

                                          By:
---------------------------------              ---------------------------------
                                          Title:
                                                  ------------------------------
                                          Date:
                                                 -------------------------------